Exhibit 99.1

Contacts:
Raymond Jones	Katie Curnutte
Investor Relations	Public Relations
ir@zillowgroup.com	press@zillow.com

ZILLOW GROUP THIRD QUARTER 2017 REVENUE

INCREASED 25% YEAR-OVER-YEAR

•	Premier Agent Revenue increased 24% year-over-year to a record $197.1 million.

•	More than 175 million average monthly unique users visited Zillow Group brands’ mobile apps and websites during the quarter, reaching an all-time high of more than 187 million unique users in July 2017.

•	Visits to Zillow Group brands’ mobile apps and websites, including Zillow, Trulia, StreetEasy and RealEstate.com, increased 19% year-over-year to nearly 1.7 billion in the third quarter of 2017.

SEATTLE – November 7, 2017 – Zillow Group, Inc. (NASDAQ:Z) (NASDAQ:ZG), which houses a portfolio of the largest and most vibrant real estate and home-related brands on mobile and the web, today announced its consolidated financial results for the three months ended September 30, 2017.

“Zillow Group delivered record revenue and profitability for the third quarter of 2017, driven by strong contributions from all of our marketplaces,” said Zillow Group CEO Spencer Rascoff. “It has been an exciting year for the company. We created several innovative products and further cemented our leadership position in the real estate category. Consumers are demanding more than ever from their real estate experiences. We are delivering new products that will delight consumers and our industry partners, such as 3D home tours that can be captured on an iPhone®, and our test of Zillow® Instant Offers™ that allows home sellers to compare an agent’s estimate of their home’s potential sale price alongside investor offers. We look forward to continuing to innovate in 2018 with new products and services that we believe real estate professionals, home buyers, sellers, owners and renters will love.”

Third Quarter 2017 Financial Highlights

•	Revenue increased 25% to a record $281.8 million from $224.6 million in the third quarter of 2016.

•	Marketplace Revenue increased 27% to $262.7 million from $206.9 million in the third quarter of 2016.

•	Premier Agent Revenue increased 24% to $197.1 million from $158.3 million in the third quarter of 2016.

•	Other Real Estate Revenue[1] increased 55% to $44.8 million from $28.8 million in the third quarter of 2016.

•	Mortgages Revenue increased 6% to $20.9 million from $19.8 million in the third quarter of 2016.

•	Display Revenue increased 8% to $19.1 million from $17.7 million in the third quarter of 2016.

•	GAAP net income was a record $9.2 million, or 3% of Revenue, in the third quarter of 2017, compared to GAAP net income of $6.8 million, or 3% of Revenue, in the third quarter of 2016.

•	Adjusted EBITDA was a record $71.0 million, or 25% of Revenue, in the third quarter of 2017, which was an increase from $59.5 million, or 26% of Revenue, in the third quarter of 2016.

Third Quarter 2017 Operating and Business Highlights

•	More than 175 million average monthly unique users visited Zillow Group brands’ mobile apps and websites, an increase of 6% year-over-year, and an all-time high of more than 187 million unique users visited in July 2017, an increase of more than 17 million unique users from July 2016.

•	Visits to Zillow Group brands’ mobile apps and websites Zillow®, Trulia®, StreetEasy® (included as of March 2017) and RealEstate.com (included as of June 2017) increased 19% year-over-year to nearly 1.7 billion. Premier Agent revenue per visit increased 5% to $0.118 from $0.113 in the same period last year.

•	The number of Premier Agent® accounts spending more than $5,000 per month grew by 98% year-over-year and increased 88% on a total dollar basis.

•	Total sales to Premier Agents, including brokerages and other teams, who have been customers for more than one year increased 45% year-over-year.

•	Sales to existing Premier Agents, including brokerages and other teams, accounted for 52% of total bookings.

[1]	Other Real Estate Revenue primarily includes revenue generated by Zillow Group Rentals, New Construction, as well as revenue from the sale of various other advertising and business software solutions and services for real estate professionals.

Business Outlook - Fourth Quarter and Full Year 2017

The following table presents Zillow Group’s business outlook for the periods presented:

	Three Months Ending	Year Ending
Zillow Group Outlook as of November 7, 2017	December 31, 2017	December 31, 2017
(in millions)
Revenue	$274 to $279	$1,068 to $1,073
Premier Agent revenue	$199 to $201	$761 to $763
Other real estate revenue	$42 to $43	$159 to $160
Mortgages revenue	$18 to $19	$80 to $81
Display revenue	$15 to $16	$68 to $69
Operating expenses	$261 to $266	***
Net income (loss)	$6.5 to $11.5	$(10) to $(5)
Adjusted EBITDA (1)	$68 to $73	$233 to $238
Depreciation and amortization	$27 to $29	$108 to $110
Share-based compensation expense	$27 to $29	$111 to $113
Capital expenditures	***	$50 to $52
Weighted average shares outstanding — basic	189.0 to 191.0	185.0 to 187.0
Weighted average shares outstanding — diluted	197.5 to 199.5	194.0 to 196.0

***	Outlook not provided
(1)	A reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) is provided below in this press release.

Conference Call and Webcast Information

Zillow Group CEO Spencer Rascoff and CFO Kathleen Philips will host a live conference call and webcast to discuss the results today at 2 p.m. Pacific Time (5 p.m. Eastern Time). A copy of management’s prepared remarks will be made available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm prior to the live conference call and webcast to allow analysts and investors additional time to review the details of the results.

Zillow Group’s management will first read the prepared remarks and then answer questions submitted via Sli.do, in addition to answering questions from dialed-in participants, during the live conference call. Questions may be submitted at www.slido.com using the event code #ZEarnings.

A link to the live webcast of the conference call will be available on the investor relations section of Zillow Group’s website at http://investors.zillowgroup.com/results.cfm. The live call may also be accessed via phone at (877) 643-7152 toll-free domestically and at (443) 863-7921 internationally. Following completion of the call, a recorded replay of the webcast will be available on the investor relations section of Zillow Group’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our business outlook, strategic priorities, and operational plans for 2017. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “forecast,” “estimate,” “outlook,” “guidance,” or similar expressions constitute forward-looking statements. Differences in Zillow Group’s actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group’s control. Factors that may contribute to such differences include, but are not limited to, Zillow Group’s ability to maintain and effectively manage an adequate rate of growth; Zillow Group’s ability to maintain or establish relationships with listings and data providers; the impact of the real estate industry on Zillow Group’s business; the impact of pending litigation and other legal and regulatory matters, including those described in Note 14 under the subsection titled “Legal Proceedings” in our Notes to Condensed Consolidated Financial Statements in Part I, Item 1 of Zillow Group’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017; Zillow Group’s ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group’s ability to increase awareness of the Zillow Group brands; Zillow Group’s ability to attract consumers to Zillow Group’s mobile applications and websites; Zillow Group’s ability to compete successfully against existing or future competitors; Zillow Group’s investment of resources to pursue strategies that may not prove effective; Zillow Group’s ability to successfully integrate and realize the benefits of our past or future strategic acquisitions or investments; the reliable performance of Zillow Group’s network infrastructure and content delivery processes; and Zillow Group’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect Zillow Group’s business and financial results, please review the “Risk Factors” described in Zillow Group’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, or SEC, and in Zillow Group’s other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA (including forecasted Adjusted EBITDA) and non-GAAP net income (loss) per share, which are non-GAAP financial measures. We have provided a reconciliation of Adjusted EBITDA (historical and forecasted) to net income (loss) (historical and forecasted), the most directly comparable GAAP financial measure, and a reconciliation of net income (loss), adjusted, to net income (loss), as reported on a GAAP basis, and the calculations of non-GAAP net income (loss) per share - basic and diluted, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. The exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect acquisition-related costs;

•	Adjusted EBITDA does not reflect the gain on divestiture of business;

•	Adjusted EBITDA does not reflect interest expense or other income;

•	Adjusted EBITDA does not reflect income taxes; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

Our presentation of non-GAAP net income (loss) per share excludes the impact of share-based compensation expense, acquisition-related costs, income tax benefit (expense) and the gain on divestiture of business. This measure is not a key metric used by our management and board of directors to measure operating performance or otherwise manage the business. However, we provide non-GAAP net income (loss) per share as supplemental information to investors, as we believe the exclusion of share-based compensation expense, acquisition-related costs, income tax benefit (expense) and the gain on divestiture of business facilitates investors’ operating performance comparisons on a period-to-period basis. You should not consider these metrics in isolation or as substitutes for analysis of our results as reported under GAAP.

About Zillow Group

Zillow Group (NASDAQ:Z) (NASDAQ:ZG) houses a portfolio of the largest real estate and home-related brands on mobile and the web. The company’s brands focus on all stages of the home lifecycle: renting, buying, selling and financing. Zillow Group is committed to empowering consumers with unparalleled data, inspiration and knowledge around homes, and connecting them with the right local professionals to help. The Zillow Group portfolio of consumer brands includes real estate and rental marketplaces Zillow®, Trulia®, StreetEasy®, HotPads®, Naked Apartments® and RealEstate.com. In addition, Zillow Group provides a comprehensive suite of marketing software and technology solutions to help real estate, rental and mortgage professionals maximize business opportunities and connect with millions of consumers. The company operates a number of business brands for real estate, rental and mortgage professionals, including Mortech®, dotloop®, Bridge Interactive® and New Home Feed®. The company is headquartered in Seattle.

Please visit http://investors.zillowgroup.com, www.zillowgroup.com/ir-blog, and www.twitter.com/zillowgroup, where Zillow Group discloses information about the company, its financial information, and its business which may be deemed material.

The Zillow Group logo is available at http://zillowgroup.mediaroom.com/logos-photos.

Zillow, Premier Agent, Mortech, Bridge Interactive, StreetEasy, HotPads and New Home Feed are registered trademarks of Zillow, Inc. Trulia is a registered trademark of Trulia, LLC. dotloop is a registered trademark of DotLoop, LLC. Naked Apartments is a registered trademark of Naked Apartments, LLC. Instant Offers is a trademark of Zillow, Inc.

Twitter is a registered trademark of Twitter, Inc.

iPhone is a registered trademark of Apple Inc.

(ZFIN)

Reported Consolidated Results

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$319,942	$243,592
Short-term investments	361,038	262,870
Accounts receivable, net	53,951	40,527
Prepaid expenses and other current assets	30,014	34,817

Total current assets	764,945	581,806
Restricted cash	1,053	1,053
Property and equipment, net	110,741	98,288
Goodwill	1,931,260	1,923,480
Intangible assets, net	505,696	527,464
Other assets	27,006	17,586

Total assets	$3,340,701	$3,149,677

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$4,915	$4,257
Accrued expenses and other current liabilities	55,598	38,427
Accrued compensation and benefits	25,252	24,057
Deferred revenue	31,060	29,154
Deferred rent, current portion	1,930	1,347

Total current liabilities	118,755	97,242
Deferred rent, net of current portion	17,787	15,298
Long-term debt	380,795	367,404
Deferred tax liabilities and other long-term liabilities	134,372	136,146

Total liabilities	651,709	616,090
Shareholders’ equity:
Class A common stock	6	5
Class B common stock	1	1
Class C capital stock	13	12
Additional paid-in capital	3,204,383	3,030,854
Accumulated other comprehensive loss	(345)	(242)
Accumulated deficit	(515,066)	(497,043)

Total shareholders’ equity	2,688,992	2,533,587

Total liabilities and shareholders’ equity	$3,340,701	$3,149,677

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue	$281,839	$224,592	$794,464	$618,977
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	22,152	17,608	62,644	50,556
Sales and marketing (2)	107,108	93,180	344,266	291,910
Technology and development (2)	83,389	64,496	234,798	188,263
General and administrative (2)	54,226	42,625	153,038	284,175
Acquisition-related costs	218	93	366	890
Gain on divestiture of business	—	(1,251)	—	(1,251)

Total costs and expenses	267,093	216,751	795,112	814,543

Income (loss) from operations	14,746	7,841	(648)	(195,566)
Other income	1,407	561	3,970	1,995
Interest expense	(6,906)	(1,595)	(20,526)	(4,740)

Income (loss) before income taxes	9,247	6,807	(17,204)	(198,311)
Income tax benefit (expense)	(41)	—	(41)	1,364

Net income (loss)	$9,206	$6,807	$(17,245)	$(196,947)

Net income (loss) per share — basic and diluted	$0.05	$0.04	$(0.09)	$(1.10)
Weighted-average shares outstanding — basic	187,692	180,583	185,447	179,577
Weighted-average shares outstanding — diluted	196,425	189,661	185,447	179,577
(1) Amortization of website development costs and intangible assets included in technology and development	$13,442	$22,006	$59,862	$64,931

(2) Includes share-based compensation expense as follows:
Cost of revenue	$1,014	$894	$2,942	$2,662
Sales and marketing	5,914	5,968	17,694	17,566
Technology and development	10,438	8,035	29,329	23,160
General and administrative	11,208	12,388	34,197	37,764

Total	$28,574	$27,285	$84,162	$81,152

Other Financial Data:
Adjusted EBITDA (3)	$70,957	$59,463	$165,456	$(39,923)

(3) See above for more information regarding our presentation of Adjusted EBITDA.

ZILLOW GROUP, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended
	September 30,
	2017	2016
Operating activities
Net loss	$(17,245)	$(196,947)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities, net of amounts assumed in connection with acquisitions:
Depreciation and amortization	81,576	74,852
Share-based compensation expense	84,162	81,152
Amortization of discount and issuance costs on 2021 Notes	13,391	—
Release of valuation allowance on certain deferred tax assets	—	(1,364)
Loss on disposal of property and equipment	4,085	3,416
Gain on divestiture of business	—	(1,360)
Bad debt expense	5,861	1,715
Deferred rent	3,072	312
Amortization of bond premium	451	1,171
Changes in operating assets and liabilities:
Accounts receivable	(19,272)	(11,770)
Prepaid expenses and other assets	4,434	5,197
Accounts payable	224	3,296
Accrued expenses and other current liabilities	13,174	(8,746)
Accrued compensation and benefits	1,194	13,016
Deferred revenue	1,775	5,645
Other long-term liabilities	41	(21)

Net cash provided by (used in) operating activities	176,923	(30,436)

Investing activities
Proceeds from maturities of investments	204,520	158,828
Purchases of investments	(303,241)	(126,986)
Proceeds from sales of investments	—	4,963
Decrease in restricted cash	—	1,962
Purchases of property and equipment	(51,580)	(45,732)
Purchases of intangible assets	(9,377)	(7,827)
Purchase of cost method investment	(10,000)	—
Proceeds from divestiture of a business	579	3,200
Cash paid for acquisitions, net	(11,147)	(16,319)

Net cash used in investing activities	(180,246)	(27,911)

Financing activities
Proceeds from exercise of stock options	80,010	20,461
Value of equity awards withheld for tax liability	(337)	(492)

Net cash provided by financing activities	79,673	19,969
Net increase (decrease) in cash and cash equivalents during period	76,350	(38,378)
Cash and cash equivalents at beginning of period	243,592	229,138

Cash and cash equivalents at end of period	$319,942	$190,760

Supplemental disclosures of cash flow information
Cash paid for interest	$4,458	$3,163
Noncash transactions:
Capitalized share-based compensation	$8,915	$7,809
Write-off of fully depreciated property and equipment	$12,685	$11,585
Write-off of fully amortized intangible assets	$5,454	$—

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$9,206	$6,807	$(17,245)	$(196,947)
Other income	(1,407)	(561)	(3,970)	(1,995)
Depreciation and amortization expense	27,419	25,495	81,576	74,852
Share-based compensation expense	28,574	27,285	84,162	81,152
Acquisition-related costs	218	93	366	890
Gain on divestiture of business	—	(1,251)	—	(1,251)
Interest expense	6,906	1,595	20,526	4,740
Income tax expense (benefit)	41	—	41	(1,364)

Adjusted EBITDA (1)	$70,957	$59,463	$165,456	$(39,923)

(1)	For the nine month period ended September 30, 2016, Adjusted EBITDA includes the impact of a $130.0 million litigation settlement. Adjusted EBITDA for the nine month period ended September 30, 2016 also includes $28.8 million in related legal costs.

Non-GAAP Net Income (Loss) per Share

The following table presents a reconciliation of net income (loss), adjusted, to net income (loss), as reported on a GAAP basis, and the calculation of non-GAAP net income (loss) per share - basic and diluted, for each of the periods presented (in thousands, except per share data, unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Net income (loss), as reported	$9,206	$6,807	$(17,245)	$(196,947)
Share-based compensation expense	28,574	27,285	84,162	81,152
Acquisition-related costs	218	93	366	890
Income tax expense (benefit)	41	—	41	(1,364)
Gain on divestiture of business	—	(1,251)	—	(1,251)

Net income (loss), adjusted	$38,039	$32,934	$67,324	$(117,520)

Non-GAAP net income (loss) per share - basic	$0.20	$0.18	$0.36	$(0.65)
Non-GAAP net income (loss) per share - diluted	$0.19	$0.17	$0.35	$(0.65)
Weighted-average shares outstanding - basic	187,692	180,583	185,447	179,577
Weighted-average shares outstanding - diluted	196,863	199,687	194,605	179,577

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenue:
Marketplace revenue:
Premier Agent	$197,054	$158,322	$562,081	$439,957
Other real estate	44,778	28,799	117,427	72,847
Mortgages	20,869	19,775	62,075	54,621

Total Marketplace revenue	262,701	206,896	741,583	567,425
Display revenue	19,138	17,696	52,881	51,552

Total revenue	$281,839	$224,592	$794,464	$618,977

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Percentage of Total Revenue:
Marketplace revenue:
Premier Agent	70%	70%	71%	71%
Other real estate	16%	13%	15%	12%
Mortgages	7%	9%	8%	9%

Total Marketplace revenue	93%	92%	93%	92%
Display revenue	7%	8%	7%	8%

Total revenue	100%	100%	100%	100%

Key Metrics

The following table sets forth our key metrics for each of the periods presented:

	Three Months Ended September 30,		2016 to 2017
	2017	2016	% Change
	(in millions)
Average Monthly Unique Users (1)	175.2	164.5	6%
Visits (2)	1,667.1	1,403.8	19%

(1)	Zillow, StreetEasy, HotPads, Naked Apartments and RealEstate.com (as of June 2017) measure unique users with Google Analytics, and Trulia measures unique users with Adobe Analytics (formerly called Omniture analytical tools).

(2)	Visits includes visits to the Zillow, Trulia, StreetEasy (as of March 2017) and RealEstate.com (as of June 2017) mobile apps and websites. We measure Zillow, StreetEasy and RealEstate.com visits with Google Analytics and Trulia visits with Adobe Analytics.

Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Income (Loss)

The following table presents a reconciliation of forecasted Adjusted EBITDA to forecasted net income (loss) at the midpoint of the range for each of the periods presented (in thousands, unaudited):

	Three Months Ending	Year Ending
	December 31, 2017	December 31, 2017
Reconciliation of Forecasted Adjusted EBITDA to Forecasted Net Income (Loss):
Forecasted Net income (loss)	$9,000	$(7,500)
Forecasted Other income	(1,300)	(5,300)
Forecasted Depreciation and amortization expense	28,000	109,000
Forecasted Share-based compensation expense	28,000	112,000
Forecasted Interest expense	6,800	27,300

Forecasted Adjusted EBITDA	$70,500	$235,500